UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2009

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53283	90-0459730
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7F, No. 267 Qu Yang Road	200081
Hongkou District	(Zip Code)
Shanghai, China
(Address of principal executive offices)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 — Other Events

On August 18, 2009, a subsidiary of China Energy Recovery, Inc. (“CER”), CER (Hong Kong) Holdings Limited, entered into a series of understandings with Yangzhou (Yizheng) Automobile Industrial Park Administration Committee, a government entity of the City of Yangzhou, Jiangsu Province, China, to acquire a tract of land on which CER plans to build a new manufacturing facility. The new plant will be planned as a world-class, state-of-the-art facility and will be dedicated to developing and manufacturing large-sized and sophisticated waste heat recovery systems and other related energy efficiency equipment.  The planned facility is part of the CER business plan for expanding production capacity for its sustained growth and to develop additional demand for its products within China and from overseas. At completion, the proposed new facility could provide the company with production capacity equivalent to about $100 million in sales for future growth, based on the company's current historical contract values and sales.

The land is located in an industrial park, near rail, river and road transport facilities.  The industrial park authority is responsible for providing certain preparatory work relating to the access road, the utilities, an in-plant rail line and other site preparation.  Additionally to support CER’s waste heat recovery system development, the government will provide various preferential policies, including a government research and development grant estimated at $2.23 million, to be available to CER over time.  The proposed term of the land rights is 50 years, and the land price has been determined.  CER is obligated to establish a foreign investment enterprise for its investment, to meet certain minimum capital levels, to make certain minimum levels of investment in the proposed plant, and to satisfy established construction schedules. The capital and investment amounts are substantial, and CER will have to obtain new financings to satisfy the financial requirements for the project. There can be no assurance that the Company will be able to obtain additional financings on acceptable terms or at all, in which case the proposal with the industrial park authority may not be consummated. The aggregate investment amount for the initial phase of development is expected to be about US$20 million, which will be required over a two-year period, as extended when necessary. The scheduled commencement date for construction is around November 2009 and completion is anticipated to be in late 2010.

CER will also have an option on the second tract of land on the banks of the Yangtze River, with direct access to river transportation, at the currently determined price.  The second site is planned for future expansion if the requirements and the operating results for the first facility are met and satisfactory and certain additional financial criteria are met.  It is currently anticipated that the second facility will require in excess of US$20 million which will be sought through additional financings in the future, as needed.

Consummation of the land acquisition transactions and qualifying for the grant is subject to stated pre-conditions being achieved by both parties and finalizing documentation concerning the details of all aspects of the transaction.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transactions

Not applicable

(d)	Exhibits

                    Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: August 24, 2009	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer